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EXHIBIT 99.1 - Message from Robert G. Richards, Chief Executive Officer

                                  May 3, 2002

Dear Stockholder,

         This message updates you on the status of Irvine Sensors just prior to our Annual Stockholder's Meeting in Costa Mesa at 2 PM on May 7, 2002. It is not intended to replace the detailed information presented in the Proxy Statement and the Annual Report for 2001 that you received in the mail, but gives some more "forward-looking" perspective on the business. As such, it is subject to all the risks of forward-looking statements and should be assessed accordingly.

         As I said in January, we are continuing to cut costs, streamline the core organization and strive for profitability at the earliest possible date. There are two further major keys to a successful strategy: (1) achieve the marketing goals of the core organization and (2) concentrate on finding strategic partners for the remaining subsidiaries and eliminate their cash drain on the company.

         The core organization is composed of two parts: the Advanced Technology Division ("ATD"), which performs the government Research and Development, and the Microelectronics Products Division ("MPD"), which produces stacked electronic products for the military and commercial markets.

         The anticipated increase in government contract bookings alluded to in my last message to stockholders is occurring. The largest contracts included in the $1.8 million of new Small Business Innovation Research awards have been received and are well under way. In addition, we have also disclosed that we anticipate receiving substantial additional government funding in fiscal 2002 for some of our ongoing development projects. This new funding relates to several developments that have implications for homeland security and counter terrorism.

         This pending additional funding reinforces our belief that ATD may be headed for a record revenue year. More fundamentally, it reinforces our historical business premise that the need for miniaturization with speed and functionality in microelectronics will eventually create a "demand-pull" for 3-dimensional packaging, the field that we pioneered and that remains the linch-pin of our core competencies and intellectual property. The projects that are receiving this recent attention are diverse, yet they all require 3-D chip stacking to achieve desired results. One such project is a miniaturized infrared camera, a classic example of the point that we have been making for years . . . that when you learn to think and design "in 3-D", you tend to come up with brand new approaches to tough problems. The fact that tough problems are increasingly becoming the order of the day, particularly with respect to government needs, is suggestive that market pull may finally be starting to catch up with us. If that turns out to be true, it will be a critical moment in the evolution of our business. Microelectronics-based technology is the driving

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force of much of the world's economy, and when and if the transition to 3-D electronics starts to pick up steam, we anticipate our prospects will be directly affected.

         The other part of our core business, MPD, is making significant progress in the development and marketing of stacked memory products. As previously announced, we continue to provide memory stacks for L-3 Communications advanced flight data recorders and are significantly increasing the number of qualification and production orders for commercial stacked memory products.

         In the meantime, we remain focused on financial fundamentals and seeking strategic relationships to support our commercialization initiatives. The various additional cost-cutting measures that I referred to in my last message were implemented late in the first fiscal quarter of the current fiscal year, helping to cut our losses from continuing operations for the first half of fiscal 2002 by approximately $5.5 million compared to the first half of last year. With the onset of the new government contracts and the rest of the year fully benefiting from the cost reductions, we expect the second half to be better still.

         The changed investment strategy at the subsidiary level was also visible during the first fiscal half. Consolidated losses of subsidiaries decreased by $2.4 million from the exclusion of Silicon Film alone and over $1.0 million more from cost cutting at other subsidiaries. Despite this reduced investment, MicroSensors continued to make progress in the testing of its gyro to the specifications of two different potential strategic partners, both of whom have funded the tests. We will need to secure a partner or license the MSI technology soon if we are to have an opportunity to compete in the anticipated automotive market for silicon microsensors to be deployed in the middle of the decade. The "window" to commit to this opportunity is now. Accordingly, we are exploring a variety of possible mechanisms to determine if we can attract the necessary external investment for MSI's technology during this critical period.

         We are also evaluating whether Novalog's maturity represents an opportunity to change the nature of our investment in this subsidiary. We have accomplished the initial goal of our business model with respect to Novalog, namely creating a commercial business based on our advanced technology. We are now turning our attention to how we might best "harvest" that success for the benefit of Irvine Sensors' stockholders. Given that the wireless data transmission market in which Novalog participates may see strong growth in the future, we are exploring means by which Novalog can finance its participation in that growth which do not require further investment from us.

         During the second half of the year, we may also begin to get visibility into the government's possible expanded interest in the iNetWorks router technology as it relates to homeland security and counter terrorism. Some of the new government funding I mentioned above applies to the stacked superconducting switch at the core of the router, but we are exploring other government programs to see if we could accelerate this development still further. RedHawk's prospects are more difficult to predict since they continue to be dependent on the securing of an appropriate, and as yet unidentified, strategic partner that can build on the start that RedHawk has accomplished.

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         In short, fiscal 2002 appears to be unfolding with both the potential and challenges that we anticipated. We hope to see many of you at our May 7 Annual Meeting.

Sincerely,

/s/ Robert G. Richards

Robert G. Richards
President and Chief Executive Officer

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This message may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements speak only as of the date hereof and are subject to change. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the uncertainty of timing of government contract awards; the recent significant economic slowdown in the technology sector and semiconductor industry; our ability to raise additional capital; our ability to negotiate appropriate strategic relationships; our ability to control costs and expenses; and our ability to compete against firms with greater resources and successfully commercialize and achieve broad market acceptance for our technologies . Further information on Irvine Sensors Corporation, including additional risk factors that may affect our forward looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and our other SEC filings that are available through the SEC's website (www.sec.gov).
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